Exhibit 99.1

[GENAERA LOGO]

FOR IMMEDIATE RELEASE

Contact:

Genaera Corporation	The Trout Group/BMC Communications
Jennifer Bilotti	Jonathan Fassberg ext. 16 (investor inquiries)
(610) 941-4020	Brad Miles ext. 17 (media inquiries)
www.genaera.com	(212) 477-9007

Michael R. Dougherty Steps Down from Board of Directors of Genaera

Plymouth Meeting, PA, September 8, 2003 /PRNewswire/ — Genaera Corporation (NASDAQ: GENR) today announced Michael R. Dougherty has stepped down as a member of the Board of Directors effective September 8, 2003. Mr. Dougherty will remain a consultant to the company.

“I want to publicly thank Michael for his many years of service to Genaera as a director, and past Chief Executive officer and Chairman of the Board,” said Roy C. Levitt, President and Chief Executive Officer. “His advice and counsel have been invaluable to the Company and we wish Michael the very best in the future.”

Michael Dougherty commented, “I have thoroughly enjoyed the many years I have been affiliated with Genaera, but over the past several years my business interests have changed, and it is best at this time to step aside. It is very nice to be moving along at a time when the opportunities at Genaera are so promising, and I wish the Company the best in fully realizing these opportunities.”

Genaera Corporation is a biopharmaceutical company committed to developing medicines for serious diseases from genomics and natural products. Research and development efforts are focused on anti-angiogenesis and respiratory diseases. Genaera has three products in development addressing substantial unmet medical needs in major pharmaceutical markets. These include squalamine, an anti-angiogenesis treatment for eye disease and cancer; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; and LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease. For more information on Genaera, visit the company’s website at www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management’s current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding the development plans and prospects for Genaera’s programs. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “develop,” “continuing,” and “progress,” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to, Genaera’s history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera’s product candidates may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera’s reliance on its collaborators, including MedImmune, in connection with the development and commercialization of Genaera’s product candidates; market acceptance of Genaera’s products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology industry; and the other risks and uncertainties discussed in this announcement and in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting pharmaceutical companies in the development stage, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.